UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
    _______________________________
Form 8-K
_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021
_______________________________
EURONET WORLDWIDE INC
(Exact name of registrant as specified in its charter)
_______________________________

Delaware	001-31648	74-2806888
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

11400 Tomahawk Creek Parkway, Suite 300
Leawood,	Kansas	66211
(Address of principal executive offices)		(Zip Code)
(913) 327-4200
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EEFT	Nasdaq Global Select Market
1.375% Senior Notes due 2026	EEFT26	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. Submission of Matters to a Vote of Security Holders

On May 18, 2021, Euronet Worldwide, Inc. (the "Company") held its 2021 Annual Meeting of Stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

1. The stockholders elected Michael N. Frumkin, Paul S. Althasen and Thomas A. McDonnell to serve as Class III directors for a term of three years expiring at the 2024 Annual Meeting.

	Votes For	Votes Withheld	Broker Non-votes
Michael N. Frumkin	46,421,822	87,948	1,683,003
Paul S. Althasen	31,147,553	15,362,217	1,683,003
Thomas A. McDonnell	39,759,075	6,750,695	1,683,003

2. The stockholders approved the amendments to the amended 2006 Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-votes
43,285,832	3,190,407	33,531	1,683,003

3. The stockholders approved the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2021 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-votes
48,007,099	156,964	28,710	—

4. The stockholders approved, by a non-binding advisory vote, executive compensation as described in the Company's Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-votes
38,353,611	7,984,582	171,577	1,683,003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Scott D. Claassen
Scott D. Claassen
General Counsel and Secretary
Date: May 19, 2021